UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2026

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02.	Unregistered Sales of Equity Securities
Redemption of Membership Units in DigitalBridge Operating Company, LLC (the "OP")

Holders of membership units in the OP (“OP units”) have the right to require the OP to redeem all or a portion of their OP units for cash or, at our option, shares of class A common stock of DigitalBridge Group, Inc. (the “Company”) on a one-for-one basis. On May 28, 2026 2,358,601 shares of class A common stock were issued in satisfaction of a redemption request by an OP unit holder. The shares of class A common stock were issued in reliance on 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, the stockholders of the Company approved an amendment (the “Plan Amendment”) to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan (the “Omnibus Plan”) at the Company’s 2026 Annual Meeting of Stockholders, which was held on Thursday, May 28, 2026 (the “Annual Meeting”). The Plan Amendment had previously been approved by the Company’s Board of Directors, subject to stockholder approval. The Plan Amendment increases the shares of class A common stock authorized for issuance under the Omnibus Plan by 6,000,000.

A detailed summary of the Omnibus Plan and the Plan Amendment appears on pages 64-77 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 27, 2026 (the “Proxy Statement”). That summary is incorporated herein by reference.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 28, 2026, the Company held its Annual Meeting to vote on the proposals described in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The following persons were duly elected to the Company’s Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, by the following vote:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
James Keith Brown	89,516,687	28,567,187	3,940,660	26,255,576
Nancy A. Curtin	116,268,367	1,814,308	3,941,859	26,255,576
Jeannie H. Diefenderfer	89,303,561	28,779,393	3,941,580	26,255,576
Marc C. Ganzi	117,377,943	708,869	3,937,722	26,255,576
Gregory J. McCray	82,635,632	35,446,208	3,942,694	26,255,576
Sháka Rasheed	117,305,244	758,403	3,960,887	26,255,576
Dale Anne Reiss	117,011,975	1,071,203	3,941,356	26,255,576
David M. Tolley	116,956,195	1,120,415	3,947,924	26,255,576
Jay Wintrob	117,143,660	933,392	3,947,482	26,255,576

Proposal 2: Advisory Vote on Executive Compensation

The Company’s stockholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and executive compensation tables of the Proxy Statement. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,139,847	48,477,618	407,069	26,255,576

Proposal 3: Approval of the Amendment to the Omnibus Plan.

The Company’s stockholders approved the Plan Amendment. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,023,425	3,924,132	76,978	26,255,576

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
147,487,500	726,395	66,216	—

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	First Amendment to DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 29, 2026	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Thomas Mayrhofer
Thomas Mayrhofer
Chief Financial Officer and Treasurer